As filed with the Securities and Exchange Commission on April 25, 2019

Registration No. 333-230816

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIDGELINE DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	52-2263942
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	100 Summit Drive Burlington, MA 01803 (781) 376-5555 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roger Kahn
President and Chief Financial Officer
Bridgeline Digital, Inc.
100 Summit Drive
Burlington, MA 01803
(781) 376-5555
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

	Copies to Daniel W. Rumsey, Esq. Caitlin Murphey, Esq. Disclosure Law Group, a Professional Corporation 655 West Broadway, Suite 870 San Diego, CA 92101 (619) 272-7050

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

Bridgeline Digital, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-230816) for the sole purpose of filing Exhibits 5.1 and 23.1 with the Securities and Exchange Commission, and to update the signature page to indicate who is currently serving as the Company’s Principal Accounting and Principal Financial Officer. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm – Marcum, LLP.
24.1*	Power of Attorney (located on signature page of Registration Statement on Form S-3, filed April 11, 2019)

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3, filed April 11, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Massachusetts on April 25, 2019.

BRIDGELINE DIGITAL, INC.

By: /s/ Roger Kahn
Roger Kahn
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	President and Chief Executive Officer	April 25, 2019
Roger Kahn	(Principal Executive Officer)

/s/ *	Chief Financial Officer	April 25, 2019
Carole Tyner	(Principal Financial and Accounting Officer)

/s/ *	Director	April 25, 2019
Kenneth Galaznik

/s/ *	Director	April 25, 2019
Joni Kahn

/s/ *	Director	April 25, 2019
Scott Landers

/s/ *	Director	April 25, 2019
Michael Taglich

* By: /s/ Roger Khan
Attorney-in-fact

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